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                                   Exhibit 5
                                   ---------


                               Joseph Greenberger
                                   LAW OFFICE
                             111 East 61st Street
                               New York, NY 10021
                                  212-644-0700
                                Fax 212-644-3858



                                         March 2, 2001


Moore Medical Corp.
389 John Downey Drive
New Britain Connecticut 06050

Ladies and Gentlemen:

At your request, I have examined the registration statement on Form S-8 being filed by Moore Medical Corp., a Delaware corporation (the "Company"), registering under the Securities Act of 1933, as amended, 17,500 shares of its common stock, $.01 par value (the "Stock"), issuable on exercise of Warrant Nos.00-1, dated March 1, 2000, and 00-2, dated November 1, 2000, of the Company included as exhibits to the registration statement. I have also examined the proceedings taken by the Company in connection with said Warrants.

Based thereon, in my opinion the Stock, when issued on exercise pursuant to said Warrants, will be legally and validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the registration statement and further consent to all references to me in the registration statement, the prospectus constituting a part thereof, and any amendments thereto.

                              Very truly yours,

                              /s/ Joseph Greenberger


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